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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         The following is a listing of the significant subsidiaries of Acacia Research Corporation:

                                                             Jurisdiction of
                                                              Incorporation
                                                              -------------

CombiMatrix Corporation                                          Delaware

Soundview Technologies Incorporated                              Delaware

Acacia Media Technologies Corporation                            Delaware

Advanced Material Sciences, Inc.                                 Delaware